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                                                            EXHIBIT 10.53


                              AMENDED AND RESTATED
               EXCURSION BOAT SPONSORSHIP AND OPERATIONS AGREEMENT

         THIS AGREEMENT (this "Agreement") is entered into this ____ day of ___________________, 1999, by and between Iowa West Racing Association (hereinafter referred to as "Iowa West"), an Iowa nonprofit corporation, and Harveys Iowa Management Company, Inc. (hereinafter referred to as "Harveys"), a Nevada corporation qualified to do business in Iowa.

                                   WITNESSETH

         WHEREAS, on or about August 22, 1994, Iowa West and Harveys entered into that certain Excursion Boat Sponsorship and Operations Agreement (the "Sponsorship Agreement"); and

         WHEREAS, Paragraph 14(e) of the Sponsorship Agreement requires that any amendment or supplementation of the Sponsorship Agreement would only be effective if it was in writing between the parties thereto; and

         WHEREAS, the parties do now wish to amend and restate the Sponsorship Agreement as hereinafter set forth;

         NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, it is hereby mutually understood and agreed as follows:

         1.       LICENSE APPLICATION.

                  Iowa West shall, each year, or as otherwise required, promptly apply to the Iowa Racing and Gaming Commission (the "Commission") pursuant to Chapter 99F as a sponsor for a license to conduct gambling games. Harveys will promptly, each year, or as otherwise required, apply to the Commission for a license to operate an excursion gambling boat under Chapter 99F.

         2.       CONDITIONS PRECEDENT TO SPONSORSHIP AND OPERATIONS
                  AGREEMENT.

                  This Agreement shall be effective only upon approval of this Agreement, and any amendments thereto, by the Commission.

         3.       NON-ASSIGNABILITY OF LICENSES.

                  Neither party may assign any of its rights, duties or obligations under any license issued by the Commission without the prior approval of the Commission.

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         4.       LICENSE AGREEMENT AND OPERATION FEE.

                  (a) Harveys shall pay to Iowa West an operation fee equal to
3.69 percent of the Adjusted Gross Gaming Receipts generated by the excursion gambling boat during the term of this Agreement and any extension. Such operation fee shall be paid monthly, on or before the 10th day of the month following the month in which such operation fee was generated. As used herein, the term "Adjusted Gross Gaming Receipts shall have that same meaning as set forth in Iowa Code Section 99F.1(1).

                  (b) Harveys shall be solely responsible for the payment of all admission fees owing to the state and local governments under Sections99F.10 of the Iowa Code, including admission fees relating to passengers with complimentary passes. The parties agree that the fees set forth above are the only sums to which Iowa West is entitled under this Agreement; all such fees paid to Iowa West are deemed and agreed to be subject to the restrictions imposed by Sections 99F.6(4) of the Iowa Code.

                  (c) Harveys shall pay to the Commission all the wagering taxes imposed by Section 99F.11 of the Iowa Code.

                  (d) Harveys shall indemnify and hold Iowa West harmless from any and all claims relating to all sums due for admission fees owing to any government entity under Sections99F.10 of the Iowa Code; including all income or excise taxes owed to the United States or any state government, and all wagering taxes owing to the State of Iowa under Section 99F.11 of the Iowa Code.

         5.   LICENSE APPLICATION FEES.

              Each party hereto shall be responsible for their own license application fees and expenses resulting from this Agreement, and any application fee required hereunder, including DCI investigation fees, attorneys fees in connection with this Agreement, and the license applications to the Commission contemplated hereby.

         6.   TERM OF THE AGREEMENT.

                  (a) This Agreement shall become effective at 12:01 A.M. on the 1st day following both Commission approval and the close of escrow pursuant to the Purchase Agreement between Iowa West and HBR Realty Company, Inc., and shall terminate at 11:59 p.m. on December 31, 2010, unless extended pursuant to 6(b), below.

                  (b) Provided that Harveys is not in default of this Agreement, Harveys shall have the option to extend the term of this Agreement for five (5) succeeding three (3) year terms, provided Harveys shall give written notice of its desire to exercise each

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such option, which notice shall be delivered to Iowa West on or before 180 days prior to December 31 in the year in which each such option expires. If Harveys desires to exercise such option, all the terms and conditions of this Agreement shall be applicable to such extended term.

         7.       HOLD HARMLESS AND INSURANCE REQUIREMENTS.

                  During the term of this Agreement, Harveys shall indemnify, defend and hold harmless Iowa West, its officers, directors, employees, and agents, from and against any and all liabilities, obligations, claims, damages, causes of action, cost and expenses imposed upon, incurred by, or asserted against them by reason of all operations, whether insurable or not, and any accident, injury to or death of persons, or loss of or damage to property occurring on the excursion gambling boat. Harveys further covenants and agrees that it will at its own expense procure comprehensive public liability insurance insuring both Harveys and Iowa West in an amount not less than $5,000,000.00 single limit. Said liability insurance policy shall apply with respect to all insurable operations and functions of the excursion gambling boat. A copy of policies of insurance protecting the interests of Iowa West shall be forwarded directly to Iowa West.

         8.       NON-EXCLUSIVITY.

                  It is understood that Iowa West may enter into other sponsorship agreements and in that event Iowa West agrees that the terms of such agreements shall be at least as favorable to Iowa West as the terms set forth herein and at least as onerous to the other operators as the terms set forth herein. Iowa West agrees to provide a copy of such agreements to Harveys for their review at least three (3) business days prior to execution. Harveys agrees to review such agreements only with respect to compliance with this paragraph and to consider all information contained therein as confidential. If, however, the Commission determines that the Pottawattamie County area is able to support only one excursion boat operator in addition to Bluffs Run Greyhound Park, Iowa West agrees that Harveys will be the excursion boat operator Iowa West supports and sponsors.

         9.       ASSIGNABILITY.

                  (a) Iowa West shall not have the right, power or authority to assign all or any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement voluntarily, involuntarily or by operation of law, without Harveys prior written consent.




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                  (b)    Harveys shall have the right, power and authority to
assign all or any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, and without Iowa West's consent subject only to Commission or other governmental approval, if required.

                  (c) Notwithstanding anything herein to the contrary, both parties hereto expressly acknowledge that Iowa West may form a single purpose subsidiary in which to receive fees derived under this and other excursion boat sponsorship agreements.

         10.      AMENDMENT.

                  This Agreement may be amended or modified at any time, but only by a writing signed by both parties and, if required, approved by the Iowa Racing and Gaming Commission.

         11.      GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of Iowa and the rules and regulations of the Commission, and each party shall be responsible for its own compliance with all laws of the State of Iowa and the rules of the Commission.

         12.      REPORTS, ACCOUNTING AND AUDITING.

                  (a) Iowa West and Harveys shall prepare and file all reports, including financial reports, as required of each such party, respectively by Iowa law and rules and regulations of the Commission. In addition, each party shall keep such books and records and have audits performed as required of them, respectively, by Iowa law and the Commission. Each party shall be responsible for providing at its own expense all audit and accounting services for any reports and audits required by the Commission.

                  (b) Each party agrees that the Commission and the other party to this Agreement shall have the right to audit each parties records to the extent necessary to provide verification of compliance under this Agreement. In the event the Commission or either party determines that a party is not in compliance with the terms of this Agreement, then in addition to all other remedies provided for by law, each party shall have the right to specifically enforce the terms and provisions of this Agreement.

         13.      DEFAULT.

                  The occurrence of any one or more of the following events shall constitute a default by a party hereunder:


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                  (a)    Failure of the party to perform or comply with any of
the duties and obligations imposed upon said party under the terms of this Agreement.

                  (b) The suspension or revocation of the party's license under Chapter 99F of the Iowa Code by the State of Iowa or the Commission.

                  (c) The party's adjudication as a bankrupt or as insolvent, or the appointment of a receiver or an assignment for the benefit of the creditors by or on behalf of either party.

                  (d) Liquidation or dissolution of the party, which liquidation or dissolution is not caused by the other party.

If one of the foregoing acts of default occurs and is not remedied by the defaulting party within thirty (30) days after the giving of written notice by the non-defaulting party of said default, then the non-defaulting party shall have all legal and equitable rights and remedies provided at law, including termination of this Agreement, specific performance, or injunctive relief. The remedies of the non-defaulting party shall be cumulative, and the exercise of any one or more remedies provided at law shall not be construed as a waiver of any other remedies. Further, no course of dealing between the parties or failure on the part of a non-defaulting party to exercise any right or remedy shall operate as a waiver of such right to claim a default in the future.

         14.      MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been given if delivered in person or if sent by certified mail postage prepaid, or by telecopy, or by Federal Express (or other reputable overnight delivery service) to the other party at the following addresses:


         To Iowa West:                  Iowa West Racing Association
                                        2701 23rd Avenue
                                        P.O. Box 1562
                                        Council Bluffs, IA 51502-1562
                                        Telephone: 712-325-3133
                                        Telecopy:  712-322-2267

         with duplicate to:             James A. Campbell
                                        Peters Law Firm, P.C.
                                        233 Pearl Street
                                        P.O. Box 1078
                                        Council Bluffs, IA  51502-1078
                                        Telephone: 712-328-3157
                                        Telecopy:  712-328-9092


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         To Harveys:                    Harveys Iowa Management Company,
                                        Inc.
                                        c/o Harveys Casino Resorts
                                        Attention:  Charles W. Scharer,
                                        President
                                        P.O. Box 128
                                        Lake Tahoe, NV  89449
                                        Telephone: 775-586-6756
                                        Telecopy:  775-586-6852

         with duplicate to:             Scarpello & Alling, Ltd.
                                        Attention: Ronald D. Alling
                                        276 Kingsbury Grade, Suite 2000
                                        P.O. Box 3390
                                        Lake Tahoe, NV  89449-3390
                                        Telephone: 775-588-6676
                                        Telecopy:  775-588-4970

or to such other address or such other Person as the addressee party shall have last designated by notice to the other parties. All Notices shall be deemed to have been given when received. All Notices given by telecopy shall be followed by the delivery of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by telecopy.

                  (b) DISPUTE. In the event a dispute arises between the parties hereto, the parties agree to utilize appropriate alternative dispute resolution procedures, including but not limited to arbitration. The prevailing party shall be entitled to recover its reasonable attorney's fees and court costs, if any, incurred in connection with such dispute.

                  (c) RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed to create a partnership between the parties, a relationship of employer and employee between the parties, or a relationship of principal and agent between the parties.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement and all of the obligations, duties and rights of the parties hereunder shall inure to and be binding upon the heirs, successors and assigns of the parties to the extent that assignment is permitted under Paragraph 9 above.

                  (e) COMPLETE AGREEMENT. This Agreement embodies the entire operating agreement between the parties and may be amended or supplemented only by an instrument in writing executed by the parties against whom the enforcement is sought. In addition to the acts and deeds recited in this agreement and contemplated herein, the parties hereto shall execute any and all additional agreements as may be necessary to consummate the transactions contemplated by this agreement and to fulfill the intentions of this agreement.


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                  (f) WARRANTIES SURVIVE.  All representations, warranties, and indemnities set forth in this agreement shall survive the execution hereof.

                  (g) COUNTERPARTS. This agreement may be executed in a number of identical counterparts, and if so executed, each such counterpart is deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement.

                  (h) TIME IS OF THE ESSENCE. Time is of the essence of this agreement and each and every provision contained herein.

                  (i) CONSTRUCTION. This Agreement shall be construed to comply with all applicable Iowa laws, Commission rules and regulations relating to the excursion boat gambling, and may be amended from time to time in order to comply with such laws, Commission rules and regulations.







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                            TEXT CONTINUES ON PAGE 8]

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                  (j) HEADINGS. Paragraph headings herein are for reference
purposes only.

         IN WITNESS WHEREOF, these parties do execute this Agreement as of the date first above noted at Council Bluffs, Iowa.


IOWA WEST RACING ASSOCIATION



By: /s/ Lynn G. Grobe
   -------------------------------------
         LYNN G. GROBE, Vice-President



By: /s/ Joseph D. Lehan
   -------------------------------------
         JOSEPH D. LEHAN ,Secretary



HARVEYS IOWA MANAGEMENT COMPANY, INC.



By: /s/ Charles W. Scharer
   -------------------------------------
         CHARLES W. SCHARER, President



By: /s/ John J. McLaughlin
   -------------------------------------
         JOHN J. MCLAUGHLIN, Secretary



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